Exhibit 99.1
                      PRESS RELEASE CONTACT: MICHAEL SENKEN
PHONE: (770) 651-9100

MIMEDX ANNOUNCES THIRD QUARTER REVENUES OF $84.6 MILLION EXCEEDS GUIDANCE BY MORE THAN 5 PERCENT

MIMEDX TO HOST CONFERENCE CALL ON WEDNESDAY, OCTOBER 11, 2017 AT 10:30AM EASTERN TIME

Marietta, Georgia, October 10, 2017, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare, announced today its preliminary revenue results for the third quarter of 2017.
Third Quarter 2017 Revenue Highlights

•	Q3 2017 revenue of $84.6 million exceeded MiMedx guidance range of $79 to $80 million

•	Q3 2017 revenue grew 31% over Q3 2016 revenue

•	First nine months of 2017 revenue grew 33% over first nine months of 2016

•	Distributor and OEM revenue was below 5%

•	Accounts receivable DSO down to mid-60s
The Company recorded record revenue for the 2017 third quarter of $84.6 million, a $20.2 million or 31% increase over 2016 third quarter revenue of $64.4 million. Revenue for the nine months ended September 30, 2017 was $233.6 million, a $58.5 million or 33% increase over revenue for the nine months ended September 30, 2016 of $175.1 million.
Parker H. “Pete” Petit, Chairman and CEO stated, “Our third quarter revenue performance was very strong, and we are very pleased with the robust momentum that our sales organization is building. It became evident to us in early September that this momentum would produce third quarter revenue in excess of our earlier expectations. Despite the disruption from Hurricane Harvey and Hurricane Irma, we were confident that our strong performance throughout the country would more than make up for the impact of these natural disasters. We are particularly pleased with the exceptionally strong revenue performance from our commercial accounts. Over the years, we have concentrated on developing a customer base with a very wide breadth, both geographically and functionally. We are extremely pleased with the span of the customer base that we have built now in ‘secondary markets’. Revenue from our commercial accounts is leading our robust growth. Revenue from our direct sales force is currently in excess of 95% of our total revenue with revenue from distributors and Original Equipment Manufacturer (OEM) accounts below 5% of our total revenue.”
Speaking to other aspects of third quarter performance, Petit added, “We had very strong cash flow from operations and expect to report continued progress in our Days Sales Outstanding (DSO). We anticipate that our DSO as of the end of the third quarter will be improved into the mid-60s. I would have to state that

MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.218.6195 | www.mimedx.com

our other operations are also working quite efficiently. These financial metrics indicate that our shipped products are being utilized by our customers at an efficient rate.”
Bill Taylor, President and COO, said, “Our revenue performance for the third quarter marks 27 consecutive quarters of sequential revenue growth and 26 of the last 27 quarters of meeting or exceeding our revenue guidance. We are gratified to have exceeded our guidance by more than $4 million. The asset base we have built in our sales force and other critical functions of our organization are performing very effectively. Throughout the organization, the enthusiasm for our excellent potential in the biopharma market is very high, and this is being reflected in the momentum our sales force is building in the market place. We could not be more pleased with the results our organization is producing and the respect we have garnered in the market.”
Taylor continued, “During the quarter, we announced the results of a number of clinical studies that should be important catalysts in driving revenue performance in various applications. With the momentum our sales force has built and these types of compelling study results, we are looking forward to continuing our robust sales growth. It is also important to mention that we had a number of our sales force and their customers heavily impacted by the natural disasters that occurred during the quarter. I am especially proud of how the members of the sales team in the affected areas, who endured the impact of these disasters, and yet gave so much support to their customers to get their patients the care they needed.”
Petit noted, “Adding to the effectiveness and results our sales force is generating are the many sales efficiencies we have implemented. Our Sales Management System (SMS) and advanced territory analytics have made solid contributions to our growth capabilities. We have been highly successful in our market expansion initiatives, one of which is our strategy to dedicate resources in ‘secondary markets’. Our sales force has now grown to the size that we are working very efficiently in the ‘secondary markets’. Utilizing our SMS and territory management capabilities, we have been pleased with our success in opening these secondary markets and gaining incremental revenue.”
“We are going through the natural maturation processes that well-run businesses achieve at various stages in their growth. Combined with our exceptional product offerings, this maturation should continue to produce an impressive growth trajectory,” added Taylor.
“We believe our sales organization will continue to produce robust revenue growth, and we should continue our trend of exceeding expectations. We look forward to discussing with our shareholders later this month many other positive details along with our full third quarter results,” concluded Petit.
Dates for Release of Third Quarter 2017 Results and Two Live Broadcast Conference Calls
The Company also announced today that it plans to release its full results for the third quarter ended September 30, 2017, before the opening of the market on Friday, October 27, 2017. The Company also announced that it will provide revenue guidance for the fourth quarter of 2017 in that quarterly earnings release.
MiMedx will host its standard live broadcast of the Company’s third quarter conference call on Friday, October 27, 2017 at 10:30 a.m. eastern time. A listen-only simulcast of the MiMedx conference call will be available online at the Company’s website at www.mimedx.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com.
Please note that MiMedx will host a live broadcast of a conference call this Wednesday, October 11, 2017 at 10:30 a.m. eastern time to discuss the topics included in this press release. A listen-only simulcast of the MiMedx conference call will be available online at the Company’s website at www.mimedx.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com.

MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.218.6195 | www.mimedx.com

About MiMedx
MiMedx® is the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. “Innovations in Regenerative Medicine" is the framework behind our mission to give physicians products and tissues to help the body heal itself. We process the human placental tissue utilizing our proprietary PURION® Process among other processes, to produce safe and effective allografts. MiMedx proprietary processing methodology employs aseptic processing techniques in addition to terminal sterilization. MiMedx is the leading supplier of placental tissue, having supplied over 1,000,000 allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Important Cautionary Statement
This press release includes forward-looking statements, including statements regarding sales momentum, future revenues, the future level of days sales outstanding, and the potential contribution of pending clinical studies. These statements also may be identified by words such as “believe,” “except,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on our current beliefs and expectations. Forward-looking statements are subject to significant risks and uncertainties, and we caution investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include the risk that the actual third quarter of 2017 final revenue number may differ from the preliminary number, the results of clinical studies may be delayed or below expectations; that sales momentum and revenue growth may moderate; and that days sales outstanding may increase. For more detailed information on the risks and uncertainties, please review the Risk Factors section of our most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statement.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.218.6195 | www.mimedx.com